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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 8, 1996 appearing on page 37 of Post Properties, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1995, and our report dated March 8, 1996 appearing on page F-2 of Post Apartment Homes, L.P.'s Report on Form 10 dated April 15, 1996, as amended on June 17, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
Atlanta, Georgia

June 14, 1996